Exhibit 10.ii.h.

DESCRIPTION OF COMMERCIAL TRANSACTIONS BETWEEN THE MOSAIC COMPANY AND ITS SUBSIDIARIES AND CARGILL, INCORPORATED AND ITS SUBSIDIARIES

Prior to the business combination (the “Combination”) consummated on October 22, 2004 in which IMC Global Inc. combined its businesses with the fertilizer businesses (Cargill Crop Nutrition) of Cargill, Incorporated (Cargill) to form The Mosaic Company (“Mosaic”), Cargill Crop Nutrition engaged in various commercial transactions with Cargill and its subsidiaries other than those included within Cargill Crop Nutrition. Certain of these commercial transactions have continued following the Combination. Commercial transactions between Mosaic and its subsidiaries (collectively, the “Company”), on the one hand, and Cargill and its other subsidiaries (collectively, the “Cargill Companies”), on the other hand, periodically include the following:

•	The Company sells fertilizer products to the Cargill AgHorizons Business Unit (“Cargill AgHorizons”) of Cargill. These sales are at prices set forth in a price list issued from time to time by the Company, and are subject to a year-end marketing rebate if sales achieve specified volumes. These sales are subject to most favored purchaser provisions and nominated volumes are subject to meet or release provisions. In addition, the Company may sell to Cargill AgHorizons certain products produced by third parties for a fee and makes new fertilizer products and agronomic services available on regular commercial terms to Cargill AgHorizons.

•	The Company sells fertilizer products to the Cargill Companies in Brazil, Argentina, Asia and various other countries in which the Cargill Companies are located.

•	A subsidiary of Cargill acts as exclusive agent of the Company with respect to certain sales, marketing, promotion, logistics and related services necessary to market certain fertilizer products to independent crop input retailers in Western Canada on the basis of a commission plus reimbursement of out-of-pocket expenses.

•	The Cargill Companies furnish to the Company certain ocean transportation and other logistics services. The Cargill Companies are compensated for these services by the Company on a commission or fee basis or the Company may pay the Cargill Companies for the freight with the Cargill Companies earning a commission or fee from an unrelated third party.

Formal written agreements including definitive final terms between the Company and the Cargill Companies with respect to commercial transactions are in process but have not yet been executed and delivered by the parties.